Electronically Filed
12/9/2019 11:36 AM
Steven D. Grierson
CLERK OF THE COURT

ORDR
BAUMAN & ASSOCIATES LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Joseph Arcaro

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of Tongji Healthcare Group, Inc., a Nevada corporation	Case No.: A-19-793075-P DEPT. NO.: XV **ORDER GRANTING MOTION TO TERMINATE CUSTODIANSHIP**

This matter having been filed on November 13, 2019, by the appointed Custodian, Joseph Arcaro, to have his custodianship of Tongji Healthcare Group, Inc., a Nevada corporation, terminated pursuant to NRS 78.650(4), no opposition being filed thereto after due notice of the motion, and the Court having read the papers and pleadings on file herein, finds good cause and orders as follows:

IT IS HEREBY ORDERED, that the Motion to Terminate Custodianship pursuant to NRS 78.650(4), filed by the petitioner, is hereby GRANTED.

DATED this 6th day of December, 2019.

DISTRICT COURT JUDGE

☐ Voluntary Dismissal
☐ Involuntary Dismissal
☐ Stipulated Dismissal
☐ Motion to Dismiss by Deft(s)
☒ Summary Judgment
☐ Stipulated Judgment
☐ Default Judgment
☐ Judgment of Arbitration

Respectfully submitted by:

[signature]

Frederick C. Bauman, Bar No. 8370
fred@lawbauman.com
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER
Attorney for Joseph Arcaro